EXHIBIT 21.1

List of Subsidiary Companies

CNET Asia Ltd., a British Virgin Islands company

CNET Channel Services S.A., a Swiss company

CNET Europe (US), LLC, a Delaware company

CNET International, Ltd., a Cayman Islands company

CNET Investments, Inc., a Delaware company

CNET Marketplaces, Inc. a Delaware company

CNET Networks Asia Pacific Pte Ltd, a Singapore company

CNET Productions, Inc., a Delaware company

CNET Radio, Inc., a Delaware company

dFactory SARL, a Swiss company

INET Centric Finance Inc., a Delaware company

mySimon, Inc., a California company

Softbank ZDNet K.K., a Japanese company

SoftSeek, Inc., a Canadian company

ZD Holdings (Europe) Ltd., a United Kingdom company

ZD Holdings (UK) Ltd., a United Kingdom company

ZD Internet Pty Ltd., an Australian company

ZDNet (Europe) CV, a Netherlands company

ZDNet (France) SAS, a French company

ZDNet Deutschland GmbH, a German company

ZDNet Global BV, a Netherlands company

ZDNet Holdings BV, a Netherlands company

ZDNet Italia Srl, an Italian company

ZDNet Media (China) LDC, a Cayman Islands company

ZDNet UK Ltd., a United Kingdom company

Ziff-Davis (Tianjin) Computer IT Co., Ltd., a Chinese company